                                                                    Exhibit 10.2

THIS AGREEMENT is made the 1st day of September One Thousand Nine Hundred and Ninety Seven between Realm Investments Limited whose registered office is situate Victoria Hall, 3rd Floor, 11 Victoria Street, Hamilton HM1 Bermuda (hereinafter called the "Company") of the one part and Nicholas Mark Cooke (hereinafter called the "Chief Executive Officer") of the other part.


IN this Agreement the following expressions have the following meanings:

     "The Board" means the Directors of the Company present at a meeting of the Directors or of a committee of the Directors duly convened and held.

     "Subsidiary" means any company which for the time being is a subsidiary company (as such expression is defined by Section 86 of The Companies Act 1981 of Bermuda) of the Company.

     "Associated Company" means; any company which for the time being is a holding company (as such expression is defined by Section 86 of The Companies Act 1981 of Bermuda) of the Company or any subsidiary of any such holding company.

WHEREBY IT IS AGREED as follows:

1.   TERM OF APPOINTMENT

     The executive shall serve the Company as its Chief Executive Officer subject to clauses 12 and 13 hereof for the period of three years from 1st September 1997 ("the initial term") and thereafter unless and until his employment shall at any time be terminated in accordance with clauses 12 or 13 or by either party giving to the other not less than 12 months prior written notice of termination expiring on or after the expiry of the initial term.

2.   POWERS AND DUTIES

(A) The Chief Executive Officer shall exercise such powers and perform such duties (not being duties inappropriate to his status) in relation to the business of the Company or any Associated Company as may from time to time be reasonably vested in or assigned to him by the Company. The Chief Executive Officer shall comply with all reasonable directions from, and all regulations of the Company. The Chief Executive Officer shall be entitled to bind the Company in accordance with the policies of the Board and the shareholders agreement between the Company and Goldman Sachs (as defined in the Shareholders Agreement) in respect of such matters as shall from time to time be necessary for him to carry out his duties and represent the Company in its day to day dealings.

(B) The Chief Executive Officer shall work such hours as may reasonably be required for the proper performance of his duties, whether or not within normal working hours and shall devote the whole of his time, attention and abilities during those hours to carrying out his duties in a proper, loyal and diligent manner.

(C) The Chief Executive Officer's normal place of work shall be at the offices of the Company in Bermuda.

(D) The Chief Executive Officer shall travel to such places in such manner and on such occasions as the Company may from time to time reasonably require for the proper performance of his duties hereunder.

(E) The Company shall be under no obligation to vest in or assign to the Chief Executive Officer any powers or duties or to provide any work for the Chief Executive Officer and the Company may at any time or from time to time in circumstances in which it reasonably believes that the Chief Executive Officer is guilty of misconduct or in breach of this Agreement in order that the circumstances giving rise to that belief may be investigated suspend the Chief Executive Officer from the performance of his duties or exclude him from any premises of the Company subject to the Company giving him its reason in writing for so doing. No such suspension or exclusion shall continue for more than 28 days. Salary will not cease to be payable by reason of such suspension or exclusion.

(F) Should the Company suspend or exclude the Chief Executive Officer under Clause 3(E) of this Agreement the period of such suspension shall be deducted from the one year periods referred to in clauses 9(A) and 10(B) hereof.

3.   SALARY

(A) The Chief Executive Officer shall be paid monthly in arrears for his services during his employment a salary (which shall a accrue from day to day) at the rate of US $375,000 per annum or at such higher rate or rates as the Board may from time to time determine and notify to the Chief Executive Officer in writing.

(B) The Chief Executive Officer shall also be paid such annual bonuses as the Board may from time to time determine.

(C) The Company shall review the salary payable under this Agreement in December of each year with a view to increasing it, but shall not be obliged to increase it.

(D) The Chief Executive Officer shall not be entitled to any other salary or fees as an ordinary executive director or employee of the Company or of any Associated Company and the Chief Executive Officer hereby waives any entitlement or right which he might otherwise have to any such salary or fees.

                                   -page 3-


(E) In addition to public holidays the Chief Executive Officer will be entitled to 25 days holiday in every calendar year to be taken at such time or times as may be approved by the Board. If the Chief Executive Officer has less than 12 months service during the calendar year, this holiday entitlement is to be calculated on a pro rata basis. Unless and until his employment under this Agreement shall be determined under any provision thereof salary will continue to be payable during holidays. Holidays not taken during any calendar year or by the termination of his employment under this Agreement will be lost. Upon termination of his employment other than pursuant to clauses 13 (iii) and (vii) hereof, the Chief Executive Officer will be entitled to pay in lieu of holiday accrued but not taken. If, upon the termination of his employment with the Company, the Chief Executive Officer has taken more days holiday than he is entitled to, the Company shall be entitled to make appropriate deduction from any final payment of salary.

(F) Subject to production, if requested, of medical certificates satisfactory to the Company, remuneration will not cease to be payable by reason only of the Chief Executive Officer's incapacity for work due to sickness or accident (unless and until his employment under this Agreement shall be terminated under any provision thereof).

(G) During the period of employment the Company shall pay on behalf of the employee and the Nanny/Housekeeper to his dependent children all payroll taxes, Government fees and any and all other payments and emoluments required to be paid by an employer on behalf of employees under Bermuda Law.

4.   CAR

     The Company shall during the term of this agreement provide the Chief Executive Officer with a motor car which shall be replaced once every 3 years or 40,000 miles whichever is the sooner of a type approved by the Company but which shall be consistent with his position as Chief Executive Officer of the Company. The Company shall pay for maintenance and repairs, taxation and insurance for the aforementioned car.

5.   OTHER BENEFITS

(A) The Company shall pay the appropriate premiums in respect of the Chief Executive Officer, his family and the Nanny/Housekeeper of his dependent children for such medical insurance schemes to which the Company may subscribe from time to time.

(B) The Chief Executive Officer shall be entitled to be a member of the Company Pension Scheme and if he joins benefits shall be provided for and in respect of him thereunder in accordance with the plan for the time being in force. If the Chief Executive Officer so elects the Company shall pay sums equivalent to that which would be payable into a Company pension scheme (8% of his basic salary) into an alternative personal pension scheme for the benefit of the Chief Executive Officer.

                                   -page 4-

(C) The Chief Executive Officer shall have up to three (3) return air fares per annum to and from the UK for him and his spouse and dependent children paid by the Company.

(D) The Company shall maintain Personal Accident Insurance and Permanent Total Disability Coverage in respect of the Chief Executive Officer for the sum of four (4) times his annual salary the beneficiaries of which shall be directed from time to time by the Chief Executive Officer.

6.   EXPENSES

     The Company will reimburse the Chief Executive Officer against production of receipts if requested, all reasonable travelling, hotel and other out-of-pocket expenses properly incurred by him in the performance of his duties under this Agreement.

7.   INVENTIONS AND IMPROVEMENTS

(A) It shall be part of the normal duties of the Chief Executive Officer at all times:

     (i) to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company, or any Associated Company, with which he is concerned or for which he is responsible might be improved; and

     (ii) ensure that the Board is given details of any invention or improvement which he may from time to time make or discover in the course of his duties; and

     (iii) to further the interests of the Company's undertaking with regard thereto.

           The Company shall be entitled free of charge to the sole ownership of any such invention or improvement and to the exclusive use thereof.

(B) The Chief Executive Officer shall not either during his employment or thereafter exploit or assist others to exploit any invention or improvement which he may from time to time make or discover in the course of his duties or (unless the same shall become public knowledge) make public or disclose any such invention or improvement or give any information in respect of it except to the Company or as it may direct.

8.   CONFIDENTIALITY

(A) The Chief Executive Officer shall not, either during the continuance of his employment or at any time after its termination:

                                   -page 5-

     (i) disclose to any person, firm or corporation any trade secret of the Company or any Associated Company or any information concerning the organization, business affairs, or finances of the Company or any Associated Company, or any information of which he has knowledge or ought reasonably to have known, to be confidential, concerning customers or other persons with which the Company or any Associated Company has dealings, including but not limited to, any customer lists, price lists, marketing or sales plans or information, designs, products or research, which may come to his knowledge during the course of his employment (except where such disclosure is made in the proper performance of the Chief Executive Officer's duties or is authorized by the Company or is in compliance with the order of a competent court); or

     (ii) use or attempt to use, for his own purposes or those of any other person, firm, or corporation any such trade secrets or confidential information in any manner which may injure or cause loss either directly or indirectly to the Company or any Associated Company.

(B) The provisions of Clause 8 (A) shall continue to apply after the termination of the Executive's employment without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain through no fault of the Executive.

9.   NON-SOLICITATION

(A) The Chief Executive Officer will not for a period of one year after the termination of his employment with the Company either personally or by an agent directly or indirectly;

     (i) either on his own account or for any other person, firm or company or in association with or in the employment of any other person, firm or company solicit or interfere with or endeavor to entice away from the Company or any Associated Company any person, firm or company who within one year prior to or at the date of such termination was a customer of or in the habit of dealing with the Company or any Associated Company and with whom the Chief Executive Officer had contact in the course of his employment or

     (ii) either on his own account or for any other person, firm or company solicit or interfere with or endeavor to entice away from the Company or any Associated Company any person, who, at the date of termination, was employed in an executive, managerial, technical or sales capacity, or any person who was a director or consultant of the Company or any Associated Company at the date of such termination.

                                   -page 6-

(B) The Chief Executive Officer will not at any time after the termination of his employment with the Company either personally or by an agent directly or indirectly represent himself as being in any way currently connected with or interested in the business of the Company or Associated Company.

10.  NON-COMPETITION

(A) During his employment the Chief Executive Officer shall not unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent of any other company, firm or person or assist or have any financial interest in any other business or profession or accept a directorship of any Company other than the Company (except as already disclosed).The Chief Executive Officer may, however, hold or acquire by way of bona fide investment only shares or other securities of any company which are listed or dealt in on any recognized Stock Exchange. Unless the Company shall require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with the business of the Company or any Associated Company.

(B) The Chief Executive Officer will not for a period of one year after the termination of his employment with the Company either personally or by an agent directly or indirectly either on his own account or for any other person, firm or company be engaged in or concerned directly or indirectly in any executive managerial, technical or advisory capacity in any business concern (of whatever kind) which is in competition with the business of the Company or any Associated Company. This clause will not restrain the Executive from being engaged or concerned, in any business concern in so far as the Executive's duties, work, activities or service shall consist solely of:

     (i) duties, work, activities or services of a kind with which the Executive was not concerned or involved in to a material extent during his employment with the Company or any Associated Company.

11.  RETURN OF PAPERS

     The Chief Executive Officer shall promptly whenever requested by the Company and in any event upon termination of his employment deliver up to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession, or under his custody or control in the course of his employment, and the Chief Executive Officer shall not be entitled to and shall not retain any copies thereof. Title and copyright shall vest in the Company.

                                   -page 7-

12.  DIRECTORSHIP

     The removal of the Chief Executive Officer of the Company or the failure of the Company in general meeting to re-elect the Chief Executive Officer as a Director of the Company if under the Articles of Association for the time being of the Company he shall be obliged to retire by rotation or otherwise shall terminate his employment under this Agreement. Such termination shall be taken to be a breach by the Company of this Agreement unless at the time of removal or failure to re-elect the Company was entitled to terminate the Chief Executive Officer's employment in accordance with clause 12. The Chief Executive Officer shall not during his employment resign his office as Director of the Company or Associated Company or do anything which would cause him to be disqualified from continuing to act as such a Director.

13.  TERMINATION OF EMPLOYMENT

     If the Chief Executive Officer:

     (i) shall become incapacitated from any cause whatsoever from efficiently performing his duties hereunder for twelve (12) consecutive months; or

     (ii) shall be or become of unsound mind or be or become a patient for any purpose of any (or any part thereof) relating to mental health; or

     (iii) shall be or become prohibited by law from being a director; or

     (iv) shall be guilty of misconduct or shall commit any serious or persistent breach of any of his obligations to the Company or any Associated Company (whether under this Agreement or otherwise); or

     (v) shall fail or neglect to comply with any reasonable and lawful orders given to him by the Company; or

     (vi) shall fail, in the reasonable opinion of the Board, to perform his duties competently (after having received prior written warning of the shortcomings of his performance) then the Company shall be entitled by notice in writing to the Chief Executive Officer to terminate forthwith his employment under this Agreement.

     (vii) If the employment of the Chief Executive Officer shall be terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation and the Chief Executive Officer shall be offered employment with the amalgamating or reconstructed company of a status and on terms not less favorable to the Chief Executive

                                   -page 8-

          Officer than the terms of this Agreement, the Chief Executive Officer shall have no claim against the Company in respect of the termination of his employment by the Company hereunder.

     Any delay or forbearance by the Company in exercising any right of termination shall not constitute waiver of it.

14.  MISCELLANEOUS

(A) Notwithstanding the termination of this Agreement, the provisions of this Agreement shall remain in full force and effect insofar as may be necessary to permit the obligations of the Chief Executive Officer hereunder which are of continuing nature to be enforced against him accordingly.

(B) Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

(C) If the Chief Executive Officer wishes to obtain redress from any grievance relating to his employment or is dissatisfied with any disciplinary step taken by the Company he shall apply in writing setting out the nature and details of any such grievance or dissatisfaction to the Board. The steps consequent upon any such application are those normally taken upon applications of a like nature from executives.

15.  NOTICES

     Any notice to be given hereunder shall be sufficiently served in the case of the Chief Executive Officer by being delivered either personally to him or sent by registered post addressed to him at his usual or last place of abode or in the case of the Company by being delivered at or sent by registered post addressed to its Registered Office and any such notice if so posted shall be deemed served on the day following that on which it was posted.

16.  OTHER AGREEMENTS

     The Chief Executive Officer acknowledges and warrants that save for a shareholders' agreement ("the Shareholders Agreement") made between the Management Shareholders (as defined in the Shareholders Agreement) the investors (as defined in the Shareholders Agreement) and Stirling Cooke Brown Holdings Limited dated as of January 24, 1996, there are no agreements or arrangements whether written or oral or implied between the Company or any Associated Company and the Chief Executive Officer relating to the employment of the Chief Executive Officer other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

                                   -page 9-

17.  GOVERNING LAW

     This agreement shall be governed by an construed in accordance with Bermuda Law. Each of the parties hereby irrevocably agrees for the mutual benefit that the Courts of Bermuda are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.


Signed      /S/ Nicholas Mark Cooke                      Date 30 September 1997
        --------------------------------------------


Witness     /S/ Thomas E. Hartman                        Date 30 September 1997
        --------------------------------------------


REALM INVESTMENTS LIMITED


 /S/ George W. Jones                                     DIRECTOR
----------------------------------------------------

                                                     SEAL